EXHIBIT 32.2


      CERTIFICATE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Craig Crawford, certify, pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

(1) The Quarterly Report on Form 10-QSB for the period ended September 30, 2004, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and result of operations of Pro Squared, Inc.


Dated: March 15, 2005

                                     By: /s/ Craig Crawford
                                         ------------------------
                                     Name:  Craig Crawford
                                     Title: Chief Financial Officer